EXHIBIT 99

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (II) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW.

WARRANT NO. [ 1 ]
DATED AS OF DECEMBER 8, 2003

                              COMMON STOCK WARRANT

                FOR THE PURCHASE OF 50,000 SHARES OF COMMON STOCK
                                       OF
                              NETFABRIC CORPORATION
                      -------------------------------------

     This Warrant is issued to Walter Carozza or his registered assigns (the "Holder"), by NetFabric Corporation, a Delaware corporation (the "Company"). This Warrant is issued pursuant to the terms of a Securities Purchase Agreement dated even date herewith (the "Purchase Agreement") in connection with the issuance of shares of Common Stock (as defined in the Purchase Agreement) by the Company to the Holder. Any capitalized terms not otherwise defined herein shall have the meaning described to them in the Purchase Agreement.

     1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase 50,000 (after giving effect to a 100,000 for 1 stock split the Company intends to effectuate) shares of Common Stock (the "Shares") at a per share exercise price equal to $0.50 (the "Exercise Price"). The number of Shares issuable pursuant to this Section 1 and the Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

     2. Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time, after the date hereof and ending on the earliest to occur of (a) the consummation of a Qualified Public Offering (as defined herein), (b) the closing of an Extraordinary Transaction (as defined herein), or (c) at 5:00 p.m. eastern time on the fifth (5th) anniversary of the date of this Warrant (the "Expiration Date").

     3. Definition. As used herein, the following terms shall have the meanings ascribed to them below:

          (a) "Qualified Public Offering" shall mean the closing of an underwritten initial public offering of the common stock of the Company which results in gross proceeds (before deduction of discounts, commissions or applicable expenses) to the Company of at least $25,000,000; and

          (b) "Extraordinary Transaction" shall mean the sale of all or substantially all of the assets of the Company or the merger of the Company into any other entity.

     4.   Exercise of Warrant.

          (a) While this Warrant remains outstanding and exercisable in accordance with Section 2 hereof, the rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Share), by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the office of any duly appointed transfer agent for the Company or at the principal office of the Company and upon payment to the Company, or for the account of the Company, by cash or certified check or wire transfer, of the purchase price for such shares in the amount equal to the product of (i) the Exercise Price, multiplied by (ii) the number of Shares being purchased.


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          (b) Net Issue Election. The Holder may elect to receive, without the payment by such Holder of any consideration (other than the surrender referred to in this Section 4(b)), Shares equal to the value of this Warrant or any portion hereof (as determined below) by the surrender of this Warrant or such portion to the Company, with the Notice of Exercise duly executed by such Holder, at the office of any duly appointed transfer agent for the Company or at the principal office of the Company. Thereupon, the Company shall issue to such Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

                                  X = Y * (A-B)
                                        A

     where

     X =      the number of Shares to be issued to such Holder pursuant to this
              Section 4(b)

     Y = the number of Shares elected to be surrendered under this Warrant (not to exceed the maximum number of Shares issuable under this Warrant) at the time the net issue election is made pursuant to this Section 4(b)

     A =      the Fair Market Value of one Share

     B =      the Exercise Price.

     As used herein, "Fair Market Value" per Share as of any date shall mean the fair market value of a Share determined in good faith by the Company's Board of Directors.

     5. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant in accordance with Section 4 hereof and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of Shares to which such Holder shall be entitled on such exercise, and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder at such time. The Holder acknowledges that the certificate or certificates representing the shares of stock issuable upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT."

     Upon the request of a holder of a certificate representing Shares purchased upon exercise of this Warrant, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate.

     6.   Shares to be Issued; Reservation of Shares; Holders of Record.

          (a) Shares to be Issued. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant and payment in full of the exercise price therefore will, upon issuance, be duly authorized and validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

          (b) Reservation of Stock. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          (c) Holders of Record. Each person or entity in whose name any certificate for Shares is issued upon the exercise of this Warrant in accordance with its terms shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated the date upon which the Notice of Exercise was duly executed and payment of the aggregate Exercise Price was made pursuant to Section 4 hereof. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to the Shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     7.   Adjustments.

          (a) Adjustment for Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock after the initial issuance thereof as a dividend or other distribution on outstanding shares of Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Shares to be purchased hereunder shall be proportionately adjusted to the nearest whole share. An adjustment made pursuant to this Section 7(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

          (b) Adjustments for Capital Reorganizations. Except as provided in
Section 2, if any capital reorganization or reclassification of the capital stock of the Company shall be effected, whether by merger, consolidation, sale of assets or otherwise (other than a subdivision or combination of shares or stock dividend as provided for above) (in each case, a "Reorganization"), then, as a condition of such Reorganization, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, in lieu of Shares immediately theretofore to be purchased and to be received upon the exercise of the rights represented hereby, those shares of stock, securities or assets which would have been issued or payable with respect to or in exchange for the Shares issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to the record date (or the effective date, as the case may be) for such Reorganization. Except as provided in Section 2, upon any Reorganization this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares and other securities and property receivable on the exercise of this Warrant after the consummation of such Reorganization and shall be binding upon the issuer of any such stock or other securities, including the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

          (c) Other Adjustments. In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the Holders shall receive upon exercise thereof in addition to the number of Shares receivable thereupon, the number of securities of the Company which the Holder would have received had such Warrants been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by the Holder as aforesaid during such period, giving application to all adjustments called for during such period under this Section 7 as applied to such distributed securities.

          (d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares to be purchased upon exercise of the Warrant, the Company shall promptly notify the Holder of such event and of the adjusted number of Shares or other securities or property thereafter to be purchased upon exercise of this Warrant.

     8. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the shares issuable hereunder, including, without limitation, the right to vote such shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 8 shall limit the right of the Holder to be provided the notices required under this Warrant or the Purchase Agreement.

     9. Transfer. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices referred to in Section 4 hereof by the Holder in person or by a duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant is so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     10. Exchange. Subject to compliance with applicable securities laws, this Warrant is exchangeable, upon the surrender hereof by the Holder at such offices for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Shares as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder.

     11. Notices. Notices or demands relating to this Warrant shall be sufficiently given or made if sent by first-class mail, postage prepaid, by facsimile or delivered by a nationally-recognized overnight or other courier, if to the Company, at the address of its principal office or if to the holder of this Warrant, at its address registered on the books of the Company. In case (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of an Extraordinary Transaction, (iii) of a Qualified Public Offering, or (iv) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be delivered or mailed to the Holder or Holders of this Warrant a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such Extraordinary Transaction, a Qualified Public Offering or dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such Extraordinary Transaction or dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

     12. Miscellaneous. The terms and provision of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns. This Warrant is one of a series of Warrants (the "Warrants") issued to the "Investors" named in the Purchase Agreement. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Company and the Holder (or the Investors holding a majority-in-interest of the Warrants), which consent shall not be unreasonably withheld. This Warrant shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to choice or conflict of law principles thereof. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer as of December 8, 2003.


                                       NETFABRIC CORPORATION



                                       By:
                                           ----------------------------
                                           Name: Philip E. Barak
                                           Title: Secretary

                                    EXHIBIT 1


                               NOTICE OF EXERCISE
   (To be Executed by the Registered Holder in Order to Exercise the Warrant)

     1. The undersigned hereby irrevocably elects to purchase 50,000 shares of Common Stock of NetFabric Corporation covered by Warrant No. 1 according to the terms thereof and herewith makes payment of the Exercise Price in full.

     2.   Specify method of exercise by check mark:

          ____ a. Such payment is hereby made in the amount of by wire transfer or by certified or bank check.

          ____ b. The holder elects to receive shares for the value (as determined pursuant to Section 4(b) of the Warrant) of the Warrant.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                       Walter Carozza
                                       ------------------------------
                                                (Name)


                                       ------------------------------
                                              (Address)


                                       ------------------------------
                                       Signature


Dated:
      ---------------------------